                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE DEF 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                HLM DESIGN, INC.
                  --------------------------------------------
                (Name of Registrant as Specified in its Charter)
                  --------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)    Title of each class of securities to which transaction applies:

   2)    Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)    Proposed maximum aggregate value of transaction:

   5)    Total fee paid:

         [_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule, or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                  [LOGO OF HLM]

                                HLM Design, Inc.
                        121 West Trade Street, Suite 2950
                         Charlotte, North Carolina 28202

August 8, 2002

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, September 24, 2002, at the Marriott City Center, 100 West Trade Street, Charlotte, North Carolina. We look forward to greeting personally those stockholders who are able to attend. If you plan to attend, we ask that you sign and return the self-addressed, postage-prepaid portion of the enclosed card, and please bring with you to the meeting the remaining portion of the card.

The accompanying Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you attend in person, it is important that your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy at your earliest convenience.

On Behalf of the Board of Directors,

Sincerely,

/s/ Joseph M. Harris
Joseph M. Harris
Chairman, Chief Executive Officer and President

                                  [LOGO OF HLM]

                                HLM Design, Inc.

                                ----------------

                                NOTICE OF MEETING

                                ----------------

                                                                 Charlotte, NC
                                                                August 8, 2002

The Annual Meeting of Stockholders of HLM Design, Inc. (the "Company") will be held at the Marriott City Center, 100 West Trade Street, Charlotte, North Carolina, on Tuesday, September 24, 2002 at 10:00 a.m. for the following purposes as described in the accompanying Proxy Statement:

1.       Election of two directors.

2. Consideration of an amendment to the HLM Design, Inc. Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock of the Company that may be purchased pursuant to the ESPP from 107,954 to 157,954.

3. Ratification of the selection of the firm of Deloitte & Touche LLP as the independent public accountants for the fiscal year ending May 2, 2003.

4. Transaction of such other business as may properly come before the meeting.

Only holders of record of the Company's Common Stock at the close of business on August 1, 2002 will be entitled to notice of, and to vote at, such meeting.

Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided.

Returning your proxy as described above does not deprive you of your right to attend the meeting and to vote your shares in person.

/s/ Beverly Bertram Timm
Beverly Bertram Timm
Secretary

                                  [LOGO OF HLM]

                                HLM Design, Inc.

                                   -----------
                                 PROXY STATEMENT
                                   -----------

                                                                  August 8, 2002

                                     GENERAL

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HLM Design, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders to be held on Tuesday, September 24, 2002 at 10:00 a.m. at the Marriott City Center, 100 West Trade Street, Charlotte, North Carolina (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting (including adjournments) if properly executed, returned to the Company prior to the meeting, and not revoked. Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Beverly Bertram Timm, Secretary of the Company, either at the Annual Meeting or prior to the meeting date at the Company's executive offices at 121 West Trade Street, Suite 2950, Charlotte, North Carolina 28202, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Stockholder Voting

Only holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock"), as of the close of business on August 1, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement will be first mailed beginning August 8, 2002.

As of the close of business on the Record Date, there were issued and outstanding and entitled to be voted at the Annual Meeting, 2,369,224 shares of Common Stock. The presence at the Annual Meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies indicating shareholder abstentions will, in accordance with Delaware law, be counted as represented at the Annual Meeting for purposes of determining whether there is a quorum, but will not be voted for or against any proposal to which the abstention relates. However, the effect of an abstention on any proposal, other than the election of directors, has the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter. A quorum being present, directors will be elected by the affirmative vote of a plurality of the votes cast by shares entitled to vote thereon and the other actions proposed in the accompanying notice will become effective by majority vote.

Proxies in the accompanying form, properly executed and duly returned and not revoked, will be counted at the Annual Meeting (including adjournments). Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If no specifications are made, proxies will be voted (1) in favor of the Company's two nominees to the Board of Directors for the terms indicated herein, (2) in favor of the amendment (the "ESPP Amendment") to the HLM Design, Inc. Employee Stock Purchase Plan (the "ESPP"); and (3) in favor of the Board's selection of the firm of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending May 2, 2003. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion.

                             [HLM LOGO APPEARS HERE]

Equity Security Ownership

The following table sets forth, as of August 1, 2002, the beneficial ownership of Common Stock by: (i) each stockholder known by the Company to own more than 5% of the outstanding shares, (ii) each director and nominee to the Board of Directors of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property and other similar laws where applicable.

                                    Amount and Nature of           Percentage of
Name                               Beneficial Ownership (1)        Common Stock
--------------------------------------------------------------------------------

Joseph M. Harris (2)                       378,142                     15.96%
Vernon B. Brannon (2)                      367,241                     15.50%
D. Shannon LeRoy                            73,300(3)                      3%
L. Fred Pounds                              20,000(4)                      *
V. Reitzel Snider                            3,100                         *
Marvin E. Brown                             16,000                         *
Jerry D. Craft                              10,700                         *

All directors and executive officers as    868,483                     36.65%
a group (six persons)

----------
*    Less than 1%.

(1) The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the right to acquire through the exercise of stock options as follows: (i) Messrs. Harris and Brannon (57,954 currently exercisable shares each), (ii) Mr. Pounds (10,000 currently exercisable shares), and (iv) all current directors and executive officers as a group (125,908 currently exercisable shares). Each of the above mentioned options were granted by the Company pursuant to the Stock Option Plan. For additional information, see "Executive Compensation--Stock Options."

(2) The address of each such person is in care of the Company at 121 West Trade Street, Suite 2950, Charlotte, North Carolina 28202.

(3) Consists of 73,300 shares held by Equitas, L.P. ("Equitas"). Although he serves as president of the general partner of Equitas, Mr. LeRoy disclaims beneficial ownership of the 73,300 shares of Common Stock held by Equitas.

(4) Includes 2,500 shares held of record by a revocable trust of which Mr. Pounds has retained voting and investment power and 7,500 shares held by a family partnership of which Mr. Pounds has voting and investment power.

ELECTION OF DIRECTORS

Director Nominees

At the meeting, two directors will be elected to serve until the Annual Meeting of Stockholders in 2005. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and broker "non-votes" are not taken into account in determining a plurality. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy.

                                                Year of Annual Meeting
                                                Of Stockholders that
Name                                            Term Expires
----------------------------------------------------------------------
Joseph M. Harris .............................          2005
Vernon B. Brannon ............................          2005

Messrs. Harris and Brannon currently serve as directors of the Company and have been nominated and have consented to serve for the terms indicated, if elected. Each nominee, if elected, shall serve until the annual meeting of stockholders indicated above and until his successor shall be elected and shall qualify, except as otherwise provided in the Company's Amended and Restated Certificate of Incorporation and Bylaws. If for any reason a nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors, subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws. A holder of Common Stock voting by proxy may withhold votes as to a director-nominee by following the instructions on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE PERSONS LISTED ABOVE.

Directors and Executive Officers

The name, age, present principal occupation or employment, and the material occupations, positions, offices, or employment for at least the past five years, of each director and executive officer of the Company are set forth below.

     Name and Expiration                                      Current Principal Occupation or
       of Current Term                Age               Employment and Five-Year Employment History
       ---------------                ---               -------------------------------------------
Joseph M. Harris, AIA, RIBA           57       Mr. Harris has been President, Chairman of the Board, and a
       2002                                    Director of the Company since its organization in 1997.  He has been President and Chief Executive Officer of HLM Design of Northamerica, Inc. (formerly Hansen Lind Meyer Inc.
                                               ("HLMNA"), one of the Company's Managed Firms (as defined
                                               below) for the past eight years. Prior to joining HLMNA in
                                               1994, he served as President of Heery Architects and
                                               Engineers, Inc. and as Executive Vice President and Director
                                               of Technical Services of Heery International, Inc., one of
                                               the country's largest full-service multi-disciplinary
                                               professional service firms.  Prior to that, Mr. Harris was one of the founders and served as President of Clark,
                                               Tribble, Harris and Li, Architects, P.A., a multi-service
                                               architectural firm. Mr. Harris has over 30 years of
                                               professional experience and is an architect licensed in 32 states and in the United Kingdom.

Vernon B. Brannon       58    Mr. Brannon has been Senior Vice President and a
       2002                   Director of the Company since its organization in
                              1997 and has been its Chief Operating Officer since 2000. From 1997 to 2000 and from December
                              2001 through the present, Mr. Brannon has served as the Company's Chief Financial Officer. He has been Senior Vice President and Chief Financial
                              Officer of HLMNA since 1994. From 1988 to 1994,
                              Mr. Brannon was Chief Operating Officer of UAV
                              Corporation, a video distribution firm, with responsibility for manufacturing, finance, accounting and all other functions except sales.

D. Shannon LeRoy        46    Mr. LeRoy has been a Director of the Company since
       2003                   1997.  He currently serves as President of
                              Tennessee Business Investments, Inc., the general partner of Equitas, a licensed Small Business
                              Investment Company. From 1988 until 1994, Mr.
                              LeRoy served as a Senior Vice President of First
                              Union National Bank of Tennessee, where he managed commercial banking. Mr. LeRoy is a Director of Power Designs, Inc., a manufacturer of power supply and power line conditional products, and of Cooker Restaurant Corporation.

L. Fred Pounds          54    Mr. Pounds has been a Director of the Company
       2004                   since 1998. He has served as Chief Executive
                              Officer and a Director of Hostcentric, Inc., an internet website hosting concern, from March 2000 to September 2001. He is one of the founders of U.S. Oncology, Inc. ("USON") and until March 2000 served as Chief Financial Officer and Treasurer of USON, a national cancer management company, since
                              January 1993. From 1990 until joining USON, Mr.
                              Pounds was the principal of Pounds & Associates, a health care consulting company. From January 1987 to May 1990, Mr. Pounds was President and Chief
                              Operating Officer of Avanti Health Systems, Inc., a managed care and physician practice management company. From September 1969 to January 1987, Mr.
                              Pounds was employed by Price Waterhouse LLP in various positions, including partner in charge of the Southwest Area Health Care Group.

V. Reitzel Snider       66    Mr. Snider has been a Director of the Company
       2004                   since 2001.  Mr. Snider was elected to serve as a
                              Director on November 6, 2001 to fill the term created by the death of former Director, James E.
                              Finley. Mr. Snider has been President and Chief
                              Executive Officer of First LandMark, U.S.A., Inc.
                              and President and Chief Executive Officer of
                              SYNCO, Inc. both of Charlotte, North Carolina for more than the past five years. First LandMark and its subsidiary, SYNCO, acquire, develop, hold, manage and selectively sell investment real estate.

Marvin E. Brown         40    Mr. Brown was elected to serve as a Director of
       2003                   the Company on August 5, 2002 to fill a vacant
                              position on the Board of Directors. Mr. Brown has been President and Chief Executive Officer of
                              Eagle North America, Inc., of Augusta, Georgia, since July 1993.

                              Eagle North America is a privately owned complete dredging, dewatering and innovative technology and service company.

Jerry D. Craft            55  Mr. Craft was elected to serve as a Director of
     2003                     the Company on August 5, 2002 to fill a vacant
                              position on the Board of Directors. Mr. Brown has been President and Chief Executive Officer of
                              InfiCorp, Inc., and President and Chief Executive
                              Officer of InfiBank, Inc., both of Atlanta,
                              Georgia, for more than the past five years.
                              InfiCorp is a credit card management company and its subsidiary, InfiBank is a Georgia credit card bank.

Committees of the Board of Directors and Meetings

There are two standing committees of the Board of Directors of the Company, the Audit Committee and the Compensation Committee. The Audit Committee consists of Messrs. Snider, LeRoy and Pounds. The Compensation Committee consists of Messrs. Snider, LeRoy and Pounds.

Audit Committee. The Audit Committee, which held three meetings in fiscal year 2002, reviews the independence of the Company's independent auditors and recommends the appointment of the Company's independent auditors, reviews the planned scope of the annual audit, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, and performs such other functions and exercises such other powers as the Board from time to time may determine. The Board of Directors adopted a written charter for the Audit Committee in 2000, a copy of which was attached to the Company's Proxy Statement dated August 8, 2001. All members of the Audit Committee are independent as defined by the applicable listing standards of the American Stock Exchange.

Compensation Committee. The Compensation Committee approves and administers certain compensation and employee benefit plans of the Company, oversees and advises the Board regarding the compensation of Company officers, determines the compensation of other key personnel of the Company, reviews and makes recommendations to the Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company and oversees the activities of plan administrators and trustees and other fiduciaries under the Company's various employee benefit plans. It also administers the Company's Stock Option Plan, ESPP and such other similar plans as may from time to time be adopted by the Company, reviews and makes recommendations to the Board regarding compensation practices, policies and procedures for members of the Board and performs such other functions and exercises such other powers as the Board from time to time may determine. In fiscal year 2001, the committee held four meetings.

The Company currently has no standing nominating committee.

During fiscal year 2002, there were four meetings of the Board of Directors of the Company. During fiscal year 2002, each director of the Company attended 75% or more of the total number of meetings of the Board of Directors of the Company and all committees on which he served.

Compensation of Directors

Members of the Board of Directors who are not employees of the Company receive an annual fee of $10,000, plus $2,000 for each meeting attended. The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of the Company. Directors who are also employees of the Company receive no compensation for serving on the Board of Directors.

                           PROPOSED AMENDMENT TO ESPP

The Board of Directors of the Company has approved an amendment of the ESPP to increase the number of shares of Common Stock that may be purchased under the ESPP from 107,954 to 157,954, subject to stockholder approval. This ESPP Amendment is being proposed to allow future grants to employees. No other amendments to the ESPP are proposed for stockholder approval.

The ESPP was originally adopted by the Board of Directors of the Company on January 30, 1998 and approved by its shareholders on February 3, 1998 and has been subsequently amended from time to time. The ESPP is intended to promote the interests of the Company by providing employees of the Company and its participating subsidiaries the opportunity to acquire a proprietary interest in the Company through the ownership of Common Stock. Through the ESPP, the Company grants options which give eligible employees the right to buy Common Stock at a discount from the market price at the time of purchase.

The following is a summary of the ESPP, as amended. The ESPP is administered by the Compensation Committee which, subject to the terms of the ESPP, has authority in its discretion to interpret the ESPP and to resolve questions regarding eligibility to participate, determine the terms, conditions and restrictions under which options may be granted, determine the manner and timing regarding the exercise of options and the purchase of Common Stock under the ESPP, establish rules and regulations regarding the administration of the ESPP, and take actions necessary to administer the ESPP.

If the ESPP Amendment is approved by the shareholders, the number of shares of Common Stock reserved for issuance under the ESPP will be increased from 107,954 to 157,954. The number of shares of Common Stock reserved for issuance under the ESPP is subject to adjustment in the event of certain changes in the capital stock of the Company due to a reorganization, stock split, stock dividend, merger or other similar event.

Options generally are granted under the ESPP as of each January 1. All eligible employees of the Company and its participating subsidiaries will be given the opportunity to participate in the ESPP on each grant date. In order to be eligible, an employee must be employed on a full-time or part-time basis by the Company or a participating subsidiary, regularly scheduled to work more than 20 hours per week and customarily employed more than five months in a calendar year. Employees who own or hold options to purchase Common Stock (or who would upon participation in the ESPP own or hold options to purchase Common Stock) possessing five percent or more of the total combined voting power or value of the Common Stock of the Company or any subsidiary are not eligible to participate in the ESPP. For purposes of this 5% limitation, employees may be considered to own or hold options to purchase Common Stock through attribution from relatives or from entities in which the employees have an ownership interest.

Prior to each grant date under the ESPP, the Compensation Committee will designate an aggregate number of shares of Common Stock that will be available for options on that grant date. This designated number of shares of Common Stock will be allocated among the eligible employees electing to participate in the ESPP (the "Participants") for that grant date in the proportion that each Participant's base pay bears to the total base pay of all such Participants (with fractional shares being rounded down to the nearest whole share). Each Participant is granted an option to purchase that number of shares of Common Stock that equals: (a) the number of shares of Common Stock made available on that grant date by the Compensation Committee, multiplied by (b) a fraction, the numerator of which is the Participant's base pay and the denominator of which is the total base pay of all eligible Participants. The exercise price per share of Common Stock will equal the lesser of 85% of the closing price per share of Common Stock on the American Stock Exchange on the last trading day prior to the date of grant or 85% of the closing price per share on the last trading day prior to the date of exercise. No Participant may be granted an option which would permit him or her to purchase stock under the ESPP and all other employee stock purchase plans of the Company at a rate which exceeds $25,000 in market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

There are 280 individuals eligible to participate in the ESPP, and 47 of such individuals participated in fiscal 2002. In January 2002, eligible employees who elected to participate in the ESPP were granted options to purchase in the aggregate 40,000 shares of Common Stock. At present, options to acquire 11,638 shares have been exercised to date in 2002, options to acquire 28,341 shares remain outstanding (subject to any cancellations during the year) and options with respect to 17,145 additional shares are authorized but unissued under the ESPP. On August 1, 2002, the closing price of a share of Common Stock as reported on the American Stock Exchange was $2.20.

A Participant may elect to designate a limited percentage of pay to be deferred by after-tax payroll deduction as a contribution to the ESPP. If a Participant has made contributions to the ESPP, his or her option will be exercised automatically to purchase Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates are the last business day of March, June, September and December during the year. The Participant's accumulated contributions as of each exercise date will be applied to purchase the maximum number of whole shares of Common Stock that such contributions will permit at the applicable option price, limited to the number of shares available for purchase under the option. Contributions that are not enough to purchase a whole share of Common Stock will be carried forward and applied on the next exercise date in that calendar year.

Options granted to Participants will expire on the last exercise date of the calendar year in which granted. However, if a Participant withdraws from the ESPP or terminates employment prior to such exercise date, the option may expire earlier.

Once a Participant's employment terminates, the Participant may not make any more contributions to the ESPP. If a Participant's employment terminates due to any reason other than for cause, the Participant (or the Participant's estate if termination of employment is caused by death) can request the return of contributions not yet used to purchase Common Stock. Alternatively, the Participant (or the Participant's estate if termination of employment is caused by death) can elect to continue participation in the ESPP until the next exercise date in the calendar year of termination of employment, so that any unexpired option held by the Participant will be automatically exercised on that exercise date to the extent the Participant's remaining contributions will allow.

In the event of certain changes in the capital stock of the Company due to a reorganization, stock split, stock dividend, merger or other similar event, corresponding adjustments in the number and kind of shares covered by outstanding options and the exercise price per share will be made. In connection with any merger or consolidation in which the Company is not the surviving corporation, and which results in the holders of the outstanding voting securities of the Company owning less than a majority of the outstanding voting securities of the surviving corporation, or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under the ESPP will become exercisable in full on or after (i) the 15th day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

The Board of Directors may at any time amend, suspend or terminate the ESPP, subject to the following: (i) no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any option then outstanding; and (ii) approval by the stockholders of the Company is required for an amendment increasing the maximum number of shares of Common Stock for which options may be granted under the ESPP or, to the extent required by Section 423 of the Code, an amendment changing the class of employees eligible to receive options under the ESPP.

Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to Participants and the Company of options granted under the ESPP and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular employee or the Company.

The ESPP is intended to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code. Accordingly, there are no federal income tax consequences to the Participant or the Company upon the grant of an option to purchase Common Stock under the ESPP. The Participant will not recognize federal taxable income on the exercise of an option granted under the ESPP, but instead will take a tax basis in the Common Stock purchased equal to the option exercise price. The Company will not receive a tax deduction for federal income tax purposes when an option is exercised under the ESPP.

If the Participant holds the shares of Common Stock acquired upon the exercise of an option under the ESPP until a date that is both more than two years from the grant date of the relevant option and more than one year from the option exercise date (or dies while holding such shares), the Participant will recognize ordinary income for federal income tax purposes at the time of disposition of the shares of Common Stock (or at death) equal to the lesser of
(i) the excess of the market value of the shares when the option was granted over the option exercise price and (ii) the excess of the market value of the shares at the date of such disposition (or death) over the option exercise price. For this purpose, the option exercise price is deemed to be 85% of the closing price per share of the Common Stock on the last trading day prior to the date the relevant option was granted (assuming the shares are purchased at a 15% discount). The amount of ordinary income recognized will increase the Participant's basis in the shares for federal income tax purposes, and any additional gain (or loss) realized on the disposition of the shares of Common Stock will be taxed as capital gain (or loss). In the case where the holding requirements are met, the Company will not be entitled to a federal tax deduction with respect to any income recognized by the Participant.

If the Participant disposes of the shares of Common Stock acquired upon the exercise of an option under the ESPP within two years after the grant date of the relevant option or within one year after the option exercise date (often referred to as a "disqualifying disposition"), the Participant will recognize ordinary income for federal income tax purposes at the time of disposition equal to the amount by which the market value of the shares of Common Stock on the option exercise date exceeds the option exercise price, and an amount equal to such ordinary income generally is deductible by the Company. The Participant's tax basis in the shares will be the option exercise price plus the amount of taxable ordinary income recognized (i.e., market value of the shares on the exercise date). Any gain in excess of the Participant's tax basis in the shares of Common Stock will be taxed as capital gain and is not deductible by the Company. Any loss recognized on the disposition of the shares of Common Stock generally will be treated as a capital loss.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED ESPP AMENDMENT.

                               ACCOUNTING MATTERS

The Board of Directors has selected the firm of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending May 2, 2003. Deloitte & Touche LLP has acted in such capacity for the Company since its organization in 1997. This selection is submitted for ratification by the stockholders at the Annual Meeting.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Principal Accounting Firm Fees

Audit Fees. Aggregate fees billed by Deloitte & Touche LLP, for professional services rendered for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended May 3, 2002 were $187,837.

Financial Information Systems Design and Implementation Fees. There were no services rendered by Deloitte & Touche LLP for information technology services relating to financial information systems design and implementation in the fiscal year ended May 3, 2002.

All Other Fees. Aggregate fees billed by Deloitte & Touche LLP for other services rendered to the Company for the fiscal year ended May 3, 2002 were approximately $159,289 and were for tax-compliance and advisory services, acquisition services and consulting, statutory audits of foreign subsidiaries, audits of benefit plans, services related to SEC matters and accounting and other matters.

The Audit Committee of the Company's Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the independent public accountants' independence.

Report of the Audit Committee

In connection with the May 3, 2002 financial statements, the Audit Committee:
(1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company's independent accountants the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the independent accountants the matters required by Independence Standards Board Statement No. 1 and discussed with the independent accountants the independent accountants' independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                           Submitted by the Audit Committee of the Board,

                           D. Shannon LeRoy
                           L. Fred Pounds
                           V. Reitzel Snider

                           EXECUTIVE COMPENSATION

Compensation Committee Report

Compensation Philosophy. Under the oversight and direction of the Company's Compensation Committee, which is made up solely of independent, outside directors, the Company intends to compensate adequately in order to attract and retain top quality leadership talent while ensuring senior leaders' interests are sufficiently aligned with the interests of stockholders.

2002 Executive Officer Compensation. The Company's fiscal year 2002 executive officer compensation consisted of base salary established as set forth in the Employment Agreements (see further discussion of Employment Agreements below). Discretionary year-end bonuses were paid to the executive officers for fiscal year 2002, based upon such individuals' contributions to the on-going success of the Company and the importance to the Company of their future work.

Additionally, the Company's executive officers are eligible to participate in the Company's 401(k) plan as well as various other benefit plans intended to provide a safety net of coverage against various events, such as death, disability and retirement, as well as certain other perquisites and personal benefits.

Chief Executive Officer Compensation. In the form of base salary and other payments, Mr. Harris received in fiscal year 2002 the compensation reflected and described in the Summary Compensation Table set forth below. The determination of such compensation to Mr. Harris generally followed the philosophy described above for the Company's executive officers and was based upon the Company's consideration of certain factors such as Company performance and competitive compensation rates in the industry for experience and responsibility similar to that of Mr. Harris. Each item of compensation paid in fiscal year 2002 was based upon Mr. Harris' Employment Agreement as described elsewhere herein.

            Submitted by the Compensation Committee of the Board,

            D. Shannon LeRoy

             L. Fred Pounds
             V. Reitzel Snider

Compensation of Executive Officers

Set forth below is information for fiscal years 2002, 2001, and 2000 with respect to compensation for services to the Company or its managed firms of the Company's executive officers, including its chief executive officer. No other person served as an executive officer of the Company during the year.

                                       Summary Compensation Table
--------------------------------------------------------------------------------------------------------
                                                                               Long-Term
                                                Annual Compensation           Compensation
                                      ------------------------------------------------------------------
                                                                                Awards
                                                                              ------------
                                                                 Other        Securities     All Other
                                                                 Annual       Underlying      Compen-
   Name and                 Fiscal      Salary       Bonus     Compensation     Options       sation
Principal Position           Year         ($)        ($)(1)       ($)(2)          (#)           ($)
--------------------------------------------------------------------------------------------------------
Joseph M. Harris             2002       300,000      30,000     30,000             0             -
 Chairman, Chief Executive   2001       300,000           0     12,000             0             -
 Officer, President and      2000       300,000           0     12,000             0             -
 Director

Vernon B. Brannon            2002       250,000      25,000     30,000             0             -
 Chief Operating Officer,    2001       250,000           0     12,000             0             -
 Senior Vice President and   2000       250,000           -     12,000             0             -
 Director

--------------------------------------------------------------------------------------------------------

(1) The amounts shown for fiscal year 2002 are cash bonuses paid in the fourth quarter.

(2)   Consists of an automobile allowance for Messrs. Harris and Brannon.

Stock Options

The table below sets forth information relating to stock option grants during fiscal 2002 to each executive officer and the potential realizable value of each grant of options assuming annualized appreciation in the Common Stock at the rate of 5% and 10% over the term of the option. No stock options were granted to such executive officers during fiscal 2002.

                          Option Grants in Fiscal 2002

                        Number of     % of Total                              Potential Realizable Value
                         Shares        Options                                At Assumed Annual Rates of
                       Underlying     Granted to    Exercise or                 Stock Price Appreciation
                         Options     Employees in   Base Price    Expiration      for Option Term ($)
                                                                                  -------------------
       Name             Granted (#)   Fiscal Year   ($/Share)        Date         5%              10%
       ----             -----------   -----------    --------        ----         --              ---
 Joseph M. Harris           0              0            N/A          N/A          0                0

 Vernon B. Brannon          0              0            N/A          N/A          0                0

The following table sets forth information with respect to the fiscal 2002 year-end values of unexercised options (all of which were granted by the Company pursuant to the Stock Option Plan) held by the named executive officers at fiscal year end.

                 Aggregated Option Exercises in Fiscal Year 2002
                        and Fiscal Year End Option Values

                                                                      Number of
                                                                     Securities            Value of
                                                                     Underlying           Unexercised
                                                                    Unexercised          In-the-Money
                                                                      Options               Options
                                                                     At FY-End             At FY-End
                                Shares                               ---------             ---------
                             Acquired on          Value             Exercisable/         Exercisable/
           Name              Exercise(#)       Realized($)        Unexercisable(#)     Unexercisable($)
           ----              -----------       -----------        ----------------     ----------------
Joseph M. Harris                  0                 0                   57,954/0             _______/0

Vernon B. Brannon                 0                 0                   57,954/0             _______/0

                      Equity Compensation Plan Information

                                                                                           Number of securities
                                          Number of Securities    Weighted-average        remaining available for
                                            to be issued upon    exercise price of         future issuance under
                                               exercise of          outstanding          equity compensation plans
                                          outstanding options,   options, warrants         (excluding securities
         Plan Category                     warrants and rights       and rights          reflected in column (a))
         -------------                             (a)                  (b)                        (c)
----------------------------------        --------------------   -----------------       -------------------------
Equity compensation plans
approved by security holders:
   HLM Design, Inc., Employee
     Stock Purchase Plan ........                107,954               $2.29                      17,145
   HLM Design, Inc. Stock
     Option Plan ................                293,308               $4.06                     148,475

Equity compensation plans not
   approved by security holders:
   Warrants issued to
     underwriters at the initial
     public offering ............                120,000               $7.20                        ----
   Warrants issued to former
     SOTA shareholders at the
     acquisition of SOTA ........                 30,000               $6.00                         ---
                            Total:               551,262               $4.50                     165,620
                            -----

-----------

Employment Agreements

The Company has entered into employment agreements with Messrs. Harris and Brannon (the "Employment Agreements"), which provide for an annual base salary and certain other benefits. Pursuant to the Employment Agreements, the base salaries of Messrs. Harris and Brannon for fiscal year 2002 were $300,000 and $250,000, respectively and are $300,000 and $250,000, respectively, for fiscal year 2003. Messrs. Harris and Brannon also receive a monthly automobile allowance of $2,500 and such additional compensation as may be determined by the Board of Directors. Each of the Employment Agreements is for a term of three years, through May 19, 2001 and will automatically be renewed for successive periods of one year. Messrs. Harris and Brannon each received, during fiscal 1999, a grant of options pursuant to the 1998 Stock Option Plan for 57,954 shares of Common Stock exercisable, in the case of ISOs (17,386 shares), at $6.60 per share, and in the case of NSOs (40,568 shares), at $5.50 per share. See "Stock Options" above for additional information.

The Employment Agreements contain similar noncompetition provisions. These provisions prohibit, during the term of the Employment Agreements, (i) the disclosure or use of confidential Company information, and (ii) the solicitation of the Company's clients, the participation or operation in any business or service provided by the Company and, in the case of Mr. Harris, the lending of his name to any business which provides architectural and engineering services to persons who are clients of the Company. The provisions referred to in (ii) above shall also apply for a period of three years (with a corresponding severance arrangement tied to the foregoing base salaries upon a termination or nonrenewal without cause) following the expiration or termination of an Employment Agreement.

Compensation Committee Interlocks and Insider Participants

James E. Finley, D. Shannon LeRoy and L. Fred Pounds served as members of the Compensation Committee of the Board of Directors during the fiscal year ended May 3, 2002. V. Reitzel Snider was elected to serve Mr. Finley's remaining term in December 2001, upon Mr. Finley's death. No member of the Committee was an officer or employee of the Company or had any relationship directly or indirectly with the Company otherwise requiring disclosure under SEC regulations.

Stockholder Return Performance Graph

The Common Stock began trading on the NASDAQ SmallCap Market effective June 12, 1998. Effective January 14, 2000, the Common Stock began trading on the American Stock Exchange. Set forth below is a line graph and table comparing the cumulative total stockholder return on the Common Stock against the cumulative total return of the Russell 2000 Index and a user-defined peer group (the "Peer Group") index (the "Peer Group Index") from June 15, 1998 to and through May 3, 2002. The graph and table assume that $100 was invested on June 15, 1998 in each of the Company's Common Stock, the Russell 2000 Index and the Peer Group Index, and that all dividends were reinvested. The Peer Group consists of the following companies: Aero Systems Engineering Inc., Michael Baker Corp., EA Engineering Science and Technology, Ecology and Environment, Inc., Find SVP Inc., Forrester Research Inc., Meta Group Inc., STV Group Inc., Team Inc., Tenera Inc., and TRC Cos. Inc. EA Engineering Science and Technology and STV Group Inc. are not included in the Peer Group for 2002.

                         [GRAPH]

Date                     HLM Design, Inc.          Customer Selected Stock List       Russell 2000 Index
----                     ----------------          ----------------------------       ------------------
June 1998                    $100.00                        $100.00                         $100.00
April 1999                     75.56                          74.13                           95.04
April 2000                     91.11                         154.25                          111.11
April 2001                     39.64                          96.92                          106.38
May 2002                       59.56                         105.74                          111.93

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Additionally, SEC regulations require that the Company identify any persons for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and representations that no other reports were required during and with respect to the fiscal year ended May 3, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except that (i) Mr. Harris inadvertently reported late, on Form 4 filed with the SEC on May 8, 2001, his March 29, 2001 purchase of 500 shares of Common Stock, and (ii) Mr. Snider inadvertently filed late his Initial Statement of Beneficial Ownership of Securities on Form 3 filed with the SEC on February 4, 2002 after becoming director of the Company in November 2001.

                              CERTAIN TRANSACTIONS

Messrs. Harris and Brannon, executive officers and directors of the Company, are also the principal stockholders and officers of HLMNA, HLM Design Architecture, Engineering and Planning, P.C. and HLM Design USA, Inc. (the "Managed Firms"). As officers of the Managed Firms, Messrs. Harris and Brannon caused such firms to enter into Management and Services Agreements with the Company, and as stockholders thereof, they entered into Stockholders' Agreements. The primary purpose of the Stockholders' Agreements is to restrict the ability of stockholders of the Managed Firms to exercise the rights commonly associated with ownership of Common Stock and to effectively provide stockholders thereof with nominee stockholder status in order to facilitate the execution and operation of the Management and Services Agreements. The Managed Firms have guaranteed the Company's obligations under its Revolving Credit, Term Loan and Capital Expenditure Loan with IBJ Whitehall Business Credit Corporation dated February 7, 2000. Messrs. Harris and Brannon have also pledged their shares of the Managed Firms to secure such loan.

HLMNA is the tenant under a triple net lease of certain warehouse space in Charlotte, North Carolina entered into in December 1995 with a partnership of which Messrs. Harris and Brannon are the partners, as landlord. Rental payments under such lease, which expires in 2005, are $3,500 per month.

In connection with the Company's acquisition of HLM Architects Limited (HLML), Messrs. Harris and Brannon loaned the Company $179,430. These unsecured notes are due in annual installments of $44,858 beginning February 2003, plus interest at 7%, with final payment due February 2006. At May 3, 2002, $179,430 was outstanding. Also in connection with the Company's acquisition of HLML, the Company loaned $250,000 to Mr. Harris which has subsequently been repaid.

Also in connection with the HLML acquisition, Mr. Roderick Fraser and Mr. Leslie Welsh, executive officers of HLML, jointly loaned HLML $354,200. The unsecured notes accrued interest at 7% of which $177,100 was paid in May 2002. The balance of the notes was repaid in July 2002.

AT May 3, 2002, the Company had $60,000 in notes receivable from Messrs. Harris and Brannon. These notes were advances to Messrs Harris and Brannon and will be paid during fiscal year 2003.

The Company has negotiated its obligations under the note agreements with certain employees who were formerly the shareholders of BL&P Engineers, Inc. (subordinated notes payable). The note holders and the Company have agreed to modify the repayment terms to a later date.

Future material transactions between the Company or any of the Managed Firms and any of the Company's officers, directors or controlling persons will be made or entered into on terms that are no less favorable to the Company than those than can be obtained from unaffiliated third parties. Additionally, any future material transactions between the Company and any of the Company's officers, directors or controlling persons or any of their affiliates (included Managed Firms) will be approved by a majority of the Company's directors and by a majority of its independent directors who do not have an interest in the transactions. Terminations by the Company of Management and Services Agreements with Managed Firms would also require such independent director approval.

For additional information, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                                  OTHER MATTERS

Expenses of Solicitation

The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph and by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers. The Company has engaged the firm of Georgeson Shareholder Communications, Inc. to assist us in the distribution and solicitation of proxies. The Company has agreed to pay the firm a fee of $5,000 plus expenses for these services.

Discretionary Proxy Voting

In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2003 Annual Meeting Stockholder Proposals

In order for stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Charlotte, North Carolina no later than April 11, 2003. Regarding stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders, but not included in the Company's proxy statement for such meeting, pursuant to the Company's Bylaws, written notice of such proposals, to be timely, must be received by the Company no more than 90 days and no less than 60 days prior to the anniversary date of the Annual Meeting. All such proposals for which timely notice is not received in the manner described above may be ruled out of order at the meeting resulting in the proposal's underlying business not being eligible for transaction at the meeting.

                                    FORM 10-K

A copy of the Company's 2002 Annual Report to Stockholders, including its 2002 Form 10-K as filed with the SEC, is available, without charge, upon written request directed to Vernon B. Brannon at the corporate address

                                   APPENDIX A

                   (up arrow) FOLD AND DETACH HERE (up arrow)

                                    P R O X Y

                                HLM DESIGN, INC.
                        121 West Trade Street, Suite 2950
                         Charlotte, North Carolina 28202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints JOSEPH M. HARRIS and VERNON B. BRANNON as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of HLM Design, Inc. held of record by the undersigned on August 1, 2002, at the Annual Meeting of Stockholders to be held on September 24, 2002 or any adjournment thereof.

1.  ELECTION OF DIRECTORS:  Nominees are Joseph M. Harris and Vernon B. Brannon.

    (TM)  FOR all listed nominees (except do not         (TM)   WITHHOLD
          vote for the nominee(s) whose name(s)           AUTHORITY
          I have written below)                                 to vote for the
                                                                listed nominees


--------------------------------------------------------------------------------

2.    APPROVAL OF AMENDMENT OF THE HLM DESIGN, INC. EMPLOYEE STOCK PURCHASE
      PLAN.

    (TM)  FOR          (TM)    AGAINST       (TM)     ABSTAIN

3. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

    (TM)  FOR          (TM)    AGAINST       (TM)     ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDER SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                           Dated: ____________________________,  2002

                           Signature: _______________________________

                           __________________________________________
                           (Signature, if held jointly)

                           When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.